EXHIBIT 99
Joint Filer Information

Designated Filer:              Prides Capital Partners, L.L.C.
Statement for Month/Day/Year:  March 31, 2008
Issuer & Symbol:               Ark Restaurants (ARKR)
Address of each Reporting Person for this Form 4:
   200 High Street, Suite 700, Boston MA 02110
Relationship to Issuer of each Reporting Person:  10% Owner

Signatures

After reasonable inquiry and to the best of our knowledge and belief, the undersigned certify that the information set forth in this statement is true, complete and correct.

April 1, 2008

Prides Capital Partners, L.L.C.

By:  /s/ Murray A. Indick
       ------------------------
       Murray A. Indick
       Managing Member

        Kevin A. Richardson, II

/s/ Murray A. Indick                   By:  /s/ Murray A. Indick
------------------------            ------------------------
Murray A. Indick       Murray A. Indick
             Attorney-in-Fact

Henry J. Lawlor, Jr.       Charles E. McCarthy

By:  /s/ Murray A. Indick  By:  /s/ Murray A. Indick
 ------------------------      ------------------------
 Murray A. Indick   By: Murray A. Indick
 Attorney-in-Fact    Attorney-in-Fact